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EXHIBIT 2

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of August 19, 1997, by and among WIZTEC SOLUTIONS LTD., a company limited by shares duly registered under the laws of the State of Israel (the "Company"), the holders of the Company's ordinary shares (the "Ordinary Shares") set forth on
Schedule I attached hereto (the "Sellers"), ARGOTEC LTD., a company limited by shares duly registered under the laws of the State of Israel ("Argotec"), and CINCINNATI BELL INFORMATION SYSTEMS INC., an Ohio corporation (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company has authorized the issuance and allotment of 530,000 Ordinary Shares (the "Company Shares") and the Sellers have agreed to the sale of 770,000 Ordinary Shares (the "Sellers' Shares" and, collectively with the Company Shares, the "Shares");

         WHEREAS, the Purchaser desires to purchase the Shares on the terms and conditions set forth herein; and

         WHEREAS, the Company and the Sellers desire to sell the Shares to the Purchaser on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       AGREEMENT TO SELL AND PURCHASE.

         1.1 COMPANY SHARES. Subject to the terms and conditions hereof, the Company agrees to issue and allot to the Purchaser, and the Purchaser agrees to purchase from the Company, all of the Company Shares in consideration of the payment of $4,505,000 (the "Company Consideration"). Payment of the Company Consideration will be made on the
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Closing Date by international wire transfer (SWIFT) of immediately available funds to the Company's account no. 0755612818 at ABA no. 02600274 at Bank Leumi Trust Company of New York.

         1.2 SELLERS' SHARES. Subject to the terms and conditions hereof, each Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from each Seller, the number of Ordinary Shares set forth opposite each Seller's name on Schedule I attached hereto in consideration of the payment of the amount set forth on Schedule I (the "Seller Consideration" and, collectively, the "Sellers' Consideration"). Payment of each Seller's Consideration will be made on the Closing Date by international wire transfer (SWIFT) of immediately available funds to such Seller's account as indicated on Schedule I.

2.       CLOSING, DELIVERY AND PAYMENT.

         2.1 CLOSING DATE. The closing of the sale and purchase of the Shares (the "Closing") shall take place on October 6, 1997 (the "Closing Date"). The Closing will take place at the offices of the Company or at such other time, place or date as shall be mutually agreed to in writing by the parties.

         2.2 DELIVERIES BY COMPANY. At the Closing, the Company will deliver to the Purchaser:

             2.2.1 a certificate representing the Company Shares registered in the name of the Purchaser;

             2.2.2 two originals of the Marketing License Agreement, in substantially the form attached hereto as Exhibit A (the "License Agreement");

             2.2.3 two originals of the Joint Development Agreement, in substantially the form attached hereto as Exhibit B (the "Joint Development Agreement");

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             2.2.4 the Company's Memorandum of Incorporation and Articles of
Association certified by counsel for the Company;

             2.2.5 a copy certified by counsel for the Company of a resolution of the Board of Directors of the Company, taken at a meeting at which the Sellers were not present and to which the Sellers revealed the nature of their interest in this transaction, (i) authorizing the execution, delivery and performance of this Agreement, the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended (as defined in
Section 2.2.11 below), and stating that the Board of Directors believes that the execution of such agreements is not adverse to the good of the Company and (ii) allotting the Company Shares;

             2.2.6 the opinion of Goldfarb, Levy, Eran & Co., counsel for the Company, dated as of the Closing Date, in substantially the form attached hereto as Exhibit C;

             2.2.7 certification from the Office of the Chief Scientist of the Ministry of Trade and Industry and of the Israel Investments Center according to which such organizations have approved the Purchaser's acquisition by issue and by transfer of the Company Shares and the Sellers' Shares and further, according to which those organizations have approved the acquisition by transfer of a total of fifty-one percent (51%) or such higher percentage of the Ordinary Shares in the Company in the event of the exercise of the Option in accordance with Article 11 below and the exercise of the call option in accordance with
Section 11.2 below;

             2.2.8 a protocol of the Audit Committee of the Company approving the execution of this Agreement, the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended (as defined in
Section 2.2.11 below);

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             2.2.9 a protocol of an extraordinary General Meeting of the
Company's shareholders at which the following resolutions were made and effective with respect to subsections 2.2.9.1 and 2.2.9.2 only if the Closing occurs:

                   2.2.9.1 to appoint a nominee of the Purchaser as a director of the Company;

                   2.2.9.2 henceforth, that the number of directors of the Company will not be more than seven; and

                   2.2.9.3 to approve the execution of this Agreement, the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended;

             2.2.10 the approval of Hampshire Securities for the issuance and sale of the Company Shares, the transfer of the Sellers' Shares, the grant of the Option and the Pledge Agreement;

             2.2.11 two originals of the Registration Rights Agreement, as Amended (the "Registration Rights Agreement, as Amended"), in substantially the form attached hereto as Exhibit D, executed by Argotec, Dan Goldstein, Gad Goldstein, Shai Beilis, Gur Shomron (collectively the "Shareholders") and the Company amending and restating the Registration Rights Agreement by and among the Company and the Shareholders dated April 16, 1996 (the "Registration Rights Agreement"); and

             2.2.12 copies of executed proprietary information and inventions/technology agreements from each independent contractor and consultant listed in Schedule II attached hereto.

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         2.3 DELIVERIES BY EACH SELLER. At the Closing, each Seller will deliver to the Purchaser:

             2.3.1 certificates representing the Sellers' Shares, duly endorsed, or accompanied by stock powers duly executed in blank, and otherwise in form acceptable for transfer on the books of the Company and any documents which are necessary for the transfer to the Purchaser of good title to Sellers' Shares; and

             2.3.2 in the case of Sellers who are parties thereto, two originals of the Registration Rights Agreement, as Amended.

         2.4 DELIVERIES BY ARGOTEC. At the Closing, Argotec will deliver to the
Purchaser:

             2.4.1 two originals of the Pledge Agreement, in substantially the form attached hereto as Exhibit E (the "Pledge Agreement"), together with (i) pledges on the Argotec Reserved Shares as that term is used in the Pledge Agreement which indicate registration with the Registrar of Companies in accordance with Clause 2 of the Pledge Agreement, (ii) a copy of notices to the Company of such registrations from Argotec countersigned by the Company in accordance with Clause 2 of the Pledge Agreement and (iii) a copy of trust instruction letters from Argotec countersigned by the Attorney in accordance with Clause 3 of the Pledge Agreement;

             2.4.2 the opinion of Goldfarb, Levy, Eran & Co., counsel to Argotec, that Argotec's signatures on this Agreement and on the Pledge Agreement were duly authorized by Argotec's Board of Directors and legally bind Argotec in accordance with their terms; and

             2.4.3 two originals of the Registration Rights Agreement, as Amended.

         2.5 DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser will deliver to the Company (unless otherwise indicated):

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             2.5.1 the Company Consideration;

             2.5.2 to the Sellers, the Sellers' Consideration;

             2.5.3 two originals of the License Agreement;

             2.5.4 two originals of the Joint Development Agreement;

             2.5.5 a certified copy of corporate resolutions and other corporate proceedings taken by the Board of Directors of the Purchaser authorizing the execution, delivery and performance of this Agreement, the License Agreement and the Joint Development Agreement and all actions necessary or desirable hereunder and thereunder; and

             2.5.6 the opinion of Roy T. Heggland, counsel for the Purchaser, dated as of the date hereof, in substantially the form attached hereto as Exhibit F.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

             Except as disclosed in the disclosure schedule attached hereto (the "Disclosure Schedule"), which identifies the specific sections to which each such disclosure relates, the Company and Argotec hereby represent and warrant to the Purchaser as follows:

         3.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and has paid in full its annual fees to the Registrar of Companies. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended, to issue and allot the Company Shares, to carry out the provisions of this Agreement, the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all

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jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the financial condition, business, operations or prospects of the Company and its subsidiaries as a whole ("Material Adverse Effect"). The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement. The Company has no right to become the owner of equity securities in any other corporation nor is it the beneficial owner, directly or indirectly, of any other corporation.

     3.2 CAPITALIZATION. The authorized capital of the Company as of the date of this Agreement consists of 8,000,000 Ordinary Shares each with New Israeli Shekel ("NIS") 1 Par Value, 6,070,000 shares of which are issued and outstanding, 140,000 underwriters warrants, all of which are issued and outstanding, 400,000 options authorized pursuant to the Company's Incentive Plan, 339,662 of which are issued and outstanding, 500,000 options authorized pursuant to the Company's Subsidiary Incentive Plan, 75,000 of which are issued and outstanding, 331,200 Series A Options ("BSI"), all of which are issued and outstanding, and 440,000 options authorized pursuant to the Company's 1997 Option Plan, 203,000 of which are issued and outstanding. All issued and outstanding Ordinary Shares (i) have been duly authorized and validly issued,
(ii) are fully paid and nonassessable, and (iii) (a) to the extent issued and sold to United States residents, were issued in compliance with all applicable United States state and federal securities laws and (b) were issued in compliance with the laws of the State of Israel concerning the issuance of securities. Other than as set forth in this Section 3.2, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the

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purchase or acquisition from the Company of any of its equity securities. When issued on the Closing Date, the Company Shares will be duly authorized, validly issued, fully paid and nonassessable, will be issued in compliance with all applicable United States federal and state securities laws and the laws of the State of Israel (assuming the representations and warranties of the Purchaser hereunder are true and correct), and will be free of any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever (collectively, "Liens"), other than (i) any liens created by the Purchaser, (ii) transfer restrictions in Article 10 below and (iii) transfer restrictions under United States federal and state securities and Israeli securities laws (collectively, "Permitted Liens").

     3.3 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. The Company has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement, the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended. All action on the part of the Company, its officers, directors and Audit Committee necessary for the authorization of this Agreement, the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended, the performance of all obligations of the Company hereunder and thereunder and the authorization, allottment, issuance and delivery of the Company Shares pursuant hereto has been taken other than shareholder approval thereof. The Company is not a "company" as defined in Section ( ) 96 of the Israeli Companies Ordinance, Section ( ) 96 does not apply to the transactions contemplated by this Agreement and, accordingly, this Agreement, the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended, need to be approved only by a simple majority of the Company's shareholders voting at an extraordinary

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general meeting. The approval referred to in the preceding sentence is the only shareholder approval necessary to validate this Agreement and it shall have been obtained as of the Closing Date. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery hereof by the Purchaser, Argotec and each Seller) and, following due authorization by the Company's shareholders in accordance with this Section 3.3, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) as limited by general principles of equity including principles of commercial reasonableness, good faith and fair dealing that restrict the availability of equitable remedies; and (iii) as rights to indemnity and contribution hereunder may be limited by United States state or federal securities or Israeli securities laws or principles of public policy. On the Closing Date, the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended, shall be duly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof on the Closing Date by the Purchaser, Argotec and each Seller, as applicable) and following due authorization by the Company's shareholders in accordance with this Section 3.3 shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights;
(ii) as limited by general principles of equity including principles of commercial reasonableness, good faith and fair dealing that restrict the availability of equitable remedies; and (iii) as rights to indemnity and contribution hereunder may be limited by United States state or federal securities laws or Israeli securities

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laws or principles of public policy. The sale of the Company Shares is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The execution and delivery by the Company of this Agreement, the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended, the consummation of the transactions contemplated hereby and thereby and the performance by the Company hereof and thereof in accordance with its terms and their respective terms will not (i) require the consent, approval, notification, or registration with any third party, including governmental authorization except for compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and, except as otherwise expressly set forth herein and except for such approvals and registrations as may be required in connection with the Company's performance of its obligations under Section 12, below; (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default, under any applicable law, statute, code, ordinance, regulation, or other requirement or order of any governmental body applicable to the Company, or any contract to which the Company is a party or by which or to which the Company's assets are bound or subject, except for such breaches, violations and defaults which will not have a Material Adverse Effect; or (iii) result in the creation of any lien on any of the Company's assets.

     3.4 FINANCIAL STATEMENTS. The balance sheets of the Company as of December 31, 1996 and the related statements of income, shareholders' equity and cash flows for the year then ended, including the notes thereto, which have been audited by Kesselman & Kesselman and Shlomo Ziv & Co., independent certified public accountants, and delivered to the Purchaser, present fairly in all material respects the financial position of the Company at such dates and the results of operations and cash flows of the Company for the years then ended, in each case in

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accordance with Israeli generally accepted accounting principles ("Israeli
GAAP") consistently applied for the periods covered thereby. (The foregoing financial statements of the Company as of December 31, 1996 and for the year then ended are sometimes herein called the "Annual Financials," the balance sheet included in the Annual Financials is sometimes herein called the "Balance Sheet," and December 31, 1996 is sometimes herein called the "Balance Sheet Date.") The unaudited balance sheet of the Company as of March 31, 1997, and the related income statement for the 3 month period then ended, which have been delivered to the Purchaser, present fairly in all material respects the financial position of the Company as of such date and the results of operations of the Company for the 3 month period then ended, in each case in conformity with Israeli GAAP applied on a basis consistent with that of the Audited Financials (subject to year-end adjustments that may be required upon audit, which adjustments, taken in the aggregate, will not have a Material Adverse Effect on such financial statements and the absence of footnotes). (The foregoing financial statements of the Company as of March 31, 1997 are sometimes herein called the "Interim Financials," the balance sheet included in the Interim Financials is sometimes herein called the "Interim Balance Sheet," and March 31, 1997 is sometimes herein called the "Interim Balance Sheet Date.")

     3.5 ABSENCE OF CERTAIN LIABILITIES.

         3.5.1 As of the Balance Sheet Date, the Company did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by Israeli GAAP to be set forth on a financial statement or in the notes thereto in excess of $50,000 in any

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single instance and $200,000 in the aggregate, including without limitation any tax liabilities, which were not accurately and fully reflected or reserved against in the Balance Sheet.

         3.5.2 As of the Interim Balance Sheet Date, the Company did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by Israeli GAAP to be set forth on an interim financial statement or in the notes thereto in excess of $50,000 in any single instance and $200,000 in the aggregate, including without limitation any tax liabilities, which were not accurately and fully reflected or reserved against in the Interim Balance Sheet.

     3.6 AGREEMENTS; ACTION.

         3.6.1 Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Ordinary Shares under the Company's stock option plans and standard non-compete and proprietary information agreements, there are no written, or to the Company's Knowledge, oral agreements or understandings between the Company and any of its officers, directors, affiliates or any affiliate thereof of the kind required to be disclosed in the Company's annual and periodic filings made with the Securities and Exchange Commission (the "SEC");

         3.6.2 There are no written, or to the Company's Knowledge, oral agreements, understandings, instruments, contracts, judgments, orders, writs or decrees to which the Company is a party or to which it is bound which could reasonably be expected to involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than payments of or to the Company arising from purchase, sale or license agreements

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entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company other than in connection with licenses of Company products granted by the Company in the ordinary course of business, or (iii) provisions materially restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights other than in connection with licenses of Company products granted by the Company in the ordinary course of business; and

         3.6.3 Other than with the Purchaser, the Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

     3.7 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to any Company officer (noseh misrah), director, beneficial holder of 5% or more of Ordinary Shares or with respect to any Company employee in an amount greater than or equal to $50,000 per year other than (i) for payment of salary (including bonus) and commissions for services rendered and (ii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

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     3.8 CHANGES. Since the Balance Sheet Date, there has not been:

         3.8.1 Any change in the assets, liabilities, financial condition or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a Material Adverse Effect;

         3.8.2 Any resignation or termination of any key officers and/or key employees of the Company and the Company, to the best of its Knowledge (as defined in Section 14.14 below), does not know of the impending resignation or termination of employment of any such officer;

         3.8.3 Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

         3.8.4 Any damage, destruction or loss, whether or not covered by insurance, which has had or which could reasonably be expected to have a Material Adverse Effect;

         3.8.5 Any waiver by the Company of a right valued at greater than $50,000 or of a debt in excess of $50,000 owed to it, other than write-offs of bad debts in the ordinary course of business and for which reserves exist;

         3.8.6 Any direct loans made by the Company or any direct or indirect subsidiary of the Company in excess of $50,000 to any shareholder, employee, officer or director of the Company;

         3.8.7 Any material change in any compensation arrangement or agreement with any employee, officer, director or 5% beneficial shareholder;

         3.8.8 Any declaration or payment of any dividend or other distribution of the assets of the Company;

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         3.8.9 Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

         3.8.10 Any change in any material agreement to which the Company is a party or by which it is bound which could reasonably be expected to have a Material Adverse Effect;

         3.8.11 To the Company's Knowledge, any change in Israeli law or any rules promulgated thereunder that has had a Material Adverse Effect;

         3.8.12 Any other event or condition of any character that, either individually or cumulatively, has had a Material Adverse Effect; or

         3.8.13 Any agreements or commitments by the Company to do any of the foregoing.

     3.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets (other than properties and assets leased from third parties), both real and personal, including the properties and assets reflected in the Balance Sheet, and good title to its leasehold estates, in each case, other than as set forth in the Disclosure Schedule, subject to no mortgage, pledge, lien, lease, encumbrance or charge, except for liens on taxes not due and payable.

     3.10 PATENTS AND TRADEMARKS. As to each domestic and foreign patent, patent application, trade name, trademark, unpatented invention, service mark, trademark registration, trademark application, service mark registration, service mark application, registered copyright, copyright registration applied for and copyright in software (whether registered or not), owned by the Company (collectively, the "Intellectual Property"), the Disclosure Schedule contains a complete list thereof specifying (i) the title of the work, if any; (ii) the application or registration

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numbers, if any; and (iii) a brief description thereof. If any domestic or foreign patent, patent application, trade name, trademark, unpatented invention, service mark, trademark registration, trademark application, service mark registration, service mark application, registered copyright, copyright registration applied for and copyright in software (whether registered or not) was acquired by licenses, including but not limited to patent licenses, know-how licenses, and software licenses (other than licenses for off-the-shelf software used in the office environment), such licenses are likewise identified in the Disclosure Schedule (collectively, "Licensed Intellectual Property"). Complete and correct copies of each application for or registration of each such Intellectual Property and each such license have been made available for inspection to the Purchaser prior to execution of this Agreement. To the Company's Knowledge, there is no claim of infringement or threat of claim of infringement which in any material way affects the Company's rights in or to any Intellectual Property or Licensed Intellectual Property.

     With respect to the Intellectual Property:

         3.10.1 the Company is the sole and exclusive owner of the entire right, title and interest in and to the Intellectual Property used in the operation of its business (including, but not limited to, the exclusive right to use, enhance, modify and license the same);

         3.10.2 the Intellectual Property and all rights appurtenant thereto are free of any and all liens, claims, security interests and other encumbrances of any nature or kind;

         3.10.3 no interests or rights in or to the source code of any software have been pledged or hypothecated by the Company to any third party;

         3.10.4 all material registrations, filings and issuances relating to the Intellectual Property remain in full force and effect;

         3.10.5 to the Company's Knowledge, the Company has not disclosed trade

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secrets used in the operation of its business to any third party on a non-confidential basis; and

         3.10.6 the Intellectual Property and trade secrets, together with the Licensed Intellectual Property, constitute all intellectual property necessary for the Company to carry on its business as presently conducted.

         With respect to the Licensed Intellectual Property

         3.10.7 to the Company's Knowledge, the parties granting licenses to Company under Licensed Intellectual Property had full authority to do so;

         3.10.8 to the Company's Knowledge, the Company has the right under the licenses to practice the Licensed Intellectual Property;

         3.10.9 to the Company's Knowledge, the Licensed Intellectual Property and all rights appurtenant thereto are free of any and all liens, claims, security interests and other encumbrances of any nature or kind; and

         3.10.10 to the Company's Knowledge, all registrations, filing and issuances relating to the Licensed Intellectual Property remain in full force and effect.

     There are no pending or, to the Knowledge of the Company, threatened proceedings or litigation or other adverse claims against the Company with respect to the Intellectual Property or trade secrets of the Company, and to the Company's Knowledge, there are no threatened proceedings or litigation or other adverse claims with respect to the Licensed Intellectual Property. During the past two years the Company has not received any notices or claims which claim infringement by the Company of any domestic or foreign patents, patent applications, patent licenses, know-how licenses, trade marks, copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information. Except as described in the Disclosure Schedule, the Company does not believe that there are any claims which may be

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asserted against the Company for infringement of any such third party intellectual property, trade secrets or other proprietary information. To the Company's Knowledge, no person or entity is infringing the Intellectual Property or trade secrets of the Company.

     To the Company's Knowledge, no person has claimed that any key employee employed by the Company has, in respect of his or her activities to date, violated any of the terms or conditions of his or her prior employment contract with such third party, or disclosed or utilized any trade secrets or proprietary information or documentation of such third party, or interfered in the employment relationship between such third party and any of its employees.

     To the Company's Knowledge, none of the Company's key employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with his duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, the License Agreement, the Joint Development Agreement or the Registration Rights Agreement, as Amended, nor the carrying on of the Company's business by the employees of the Company, will, to the Company's Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

     Except in his or her capacity as shareholder of the Company, no present officer or former officer, partner or affiliate of the Company has or, to the Company's Knowledge, claims to have (i) any interest in the Company's assets, including without limitation, the Intellectual Property and trade secrets used in the operation of its business, or (ii) any contract, commitment, arrangement or understanding with the Company with respect to the Intellectual Property. To the Company's Knowledge, no present officer of the Company has any ownership or stock interest, directly or indirectly, in any other enterprise, firm, corporation, trust or any other entity which is engaged in any line or lines of business which are the same as, or similar to, or competitive with, the Company's business. For purposes of this representation, ownership of not more than five percent of the voting stock of any publicly-held company whose stock is listed on any recognized securities exchange or traded over the counter shall be disregarded.

     3.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Articles of Association. In addition, the Company is not in violation or default of any term of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or any statute, rule or regulation applicable to the Company except for violations and defaults which would not have a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement, the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended, and the issuance and sale of the Company Shares pursuant hereto, will not result in a violation or default of any term of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is a party or by which it is bound or of any judgment, decree, order, writ or any statute, rule or regulation applicable to the Company except for violations and defaults which would not have a Material Adverse Effect or result in the creation of any Lien upon any of the properties or assets of the

Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties which suspension, revocation, impairment, forfeiture or nonrenewal would have a Material Adverse Effect.

     3.12 LITIGATION. There is no action, suit, proceeding or to the Company's Knowledge investigation pending against the Company. In addition, to the Company's Knowledge, there is no action, suit, proceeding or investigation currently threatened against the Company that questions the validity of this Agreement, the License Agreement, the Joint Development Agreement, or the Registration Rights Agreement, as Amended, or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which could reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Change, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which has had or is reasonably expected to have a Material Adverse Effect. There is no material action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     3.13 TAX MATTERS. "Tax" or "Taxes" shall mean any federal, state, local, national, municipal or other tax (whether income, value added, sales, use, franchise, transfer, withholding, excise, real or personal property, employment or any other kind of tax), assessment, levy, fee, impost, withholding or other governmental charge and shall include all interest and penalties thereon. "Tax Return(s)" shall mean all returns, declarations, reports, statements and other documents, including supporting documents, required to be filed with respect to Taxes. The Company has timely filed in the appropriate place all Tax Returns that are required to be filed on or before the date of the Closing, and all such Tax Returns are true, correct and complete in all material aspects. The Company has made timely payment of all Taxes required to be paid, including all deficiencies and assessments, if any, heretofore levied or assessed except to the extent being challenged in good faith as described in the Disclosure Schedule. The Company has duly withheld, collected and timely deposited, paid over or held for payment to the proper governmental authorities all Taxes required to be withheld or collected by the Company. The Company has not received any claim, proposal or assessment from any taxing authority for any deficiencies for any Tax or governmental charge that could result in, or that have resulted in, the imposition of a lien by any taxing authority on property or rights to property owned by the Company. To the Company's Knowledge, there are no examinations by any taxing authority of or relating to the Company and no material basis for any such examination exists. The Company has never received final assessments or temporary tax assessments.

     3.14 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's Knowledge, threatened with respect to the Company. The Company has supplied a copy of a representative contract with its current employees to the Purchaser prior to the date hereof. There is no current employee of the Company who has not signed a contract with the Company. To the Company's Knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in material violation of any term of any employment contract, proprietary information and inventions/technology agreement, or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's Knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee has a right to any compensation following termination of employment with the Company, except to severance pay (pitzuei piturin) and other benefits which may be owed to such employee under Israeli law or custom. The Company has no Knowledge that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees in the twelve-month period following the Closing.

     3.15 ASSIGNMENT AND AGREEMENT CONCERNING NONDISCLOSURE OF PROPRIETARY INFORMATION. Each independent contractor and consultant of the Company has executed a proprietary information and inventions/technology agreement.

     3.16 OBLIGATIONS OF MANAGEMENT. To the Company's Knowledge, each officer of the Company, except the Chairman of the Board, is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. The Company has no Knowledge of any officer or key employee of the Company planning to work less than full time at the Company in the 12 month period following the Closing.

     3.17 REGISTRATION RIGHTS. Other than pursuant to the Registration Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to effect a registration statement by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), for any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

     3.18 COMPLIANCE WITH LAWS; PERMITS. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended, and the issuance of the Company Shares, except such as has been duly and validly obtained or filed or will be duly and validly obtained or filed prior to the Closing, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could reasonably be expected to have a Material Adverse Effect.

     3.19 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 6.3 hereof, the offer, sale and issuance of the Company Shares to the Purchaser are exempt from the registration requirements of the Securities Act and from the obligation to publish a prospectus under the laws of the State of Israel and are exempt from the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Company Shares to any person or persons so as to bring the sale of such Company Shares by the Company within the registration provisions of the Securities Act, applicable state securities laws or securities laws of the State of Israel.

     3.20 FULL DISCLOSURE. This Agreement, the Exhibits and Disclosure Schedule hereto, and all other documents delivered by the Company to the Purchaser or their attorneys or agents in connection herewith or with the transactions contemplated hereby, do not contain any untrue statements of a material fact nor omit to state a material fact necessary in order to make the statements contained herein not misleading. The License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended, and all other documents to be delivered at the Closing by the Company to the Purchaser or their attorneys or agents in connection therewith or with the transactions contemplated thereby, will not contain any untrue statements of a material fact nor omit to state a material fact necessary in order to make the statements contained therein not misleading.

     3.21 MINUTE BOOKS. The minute books of the Company provided to the Purchaser contain a complete summary of all meetings of directors and shareholders since the time of incorporation.

     3.22 INSURANCE. Section 3.22 of the Disclosure Schedule sets forth and briefly describes the risks covered, the amounts of coverage, the names of insurers and the costs of the insurance maintained by the Company with respect to its assets, properties and business. All of such policies are valid, enforceable and in full force and effect.

     3.23 EMPLOYEE BENEFIT PLANS. Neither the Company nor any of the "employee pension benefit plans" (the "Plans"), as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder (collectively, and as from time to time in effect, "ERISA"), established or maintained or to which contributions have been made by the Company, nor any trust created thereunder, nor, to the knowledge of the Company, any other trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 406 of ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code"), which could subject the Plans or any of them, any such trust, or any trustee or administrator thereof, or any party dealing with the Plans or any such trust, to a material tax or penalty on prohibited transactions imposed by said Section 4975 or to any similar provision under ERISA. Each Plan maintained by the Company intended to comply with Sections 401 and 501 of the Code complies in form and operation with all applicable requirements of the Code. Each Plan has been administered and operated, at all times during its existence, in accordance with its terms and in compliance with ERISA and the Age Discrimination in Employment Act and the regulations promulgated thereunder. Neither the Company nor any of its directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law that would subject the Company or any of its directors, officers or employees to liability under ERISA or any other applicable law. There is no litigation, arbitration, claim (other than routine benefit claims) or other proceeding or investigation pending or, to the knowledge of the Company, threatened (or any basis therefor) with respect to any Plan. None of the Plans or trusts has been terminated in a manner with respect to which the Company has or may incur liability, nor have there been any "reportable events," as that term is defined in Section 4043 of ERISA, since the effective date of ERISA. No Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the
Code had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or Section 412 of the

Code applied, nor would have had an accumulated funding deficiency on such date if such year were the first year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code applied. No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company to be incurred by the Company with respect to any Plan, and there has been no event or condition which presents a risk of termination of any Plan by the Pension Benefit Guaranty Corporation. The present value of all benefits under each Plan subject to Title IV of ERISA, as determined in accordance with Statement 87 of the Financial Accounting Standards Board, does not exceed the current value of the assets of such Plan by an amount greater than $25,000. The Company is not and has never been a party to any multi-employer plan, as such term is defined in Section 4001(a)(3) of ERISA. The execution, delivery and performance of this Agreement and the offer, issue and sale by the Company, and the purchase by the Company, of the Shares shall not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to such plans.

     3.24 APPROVED ENTERPRISE STATUS. On November 19, 1995 and December 9, 1996, the Company received certification of expansions of its existing enterprise as "Approved Enterprises." The Company is in conformance in all material respects with the conditions of the certifications (kitvei ishur) issued on such dates, including reporting obligations and with the law governing Approved Enterprises, such certifications remain in full force and effect and the Company remains fully entitled to the benefits to which it is entitled as an Approved Enterprise under such certifications. The Israeli taxing authorities have not challenged the Company's status as an approved enterprise.

     3.25 OFFICE OF THE CHIEF SCIENTIST. On May 20, 1992, prior to the Company's incorporation, the Company's predecessor, a division of Digital Equipment (DEC) Ltd., received
                                       26
authorization to receive funding from the Office of the Chief Scientist of the Ministry of Trade and Industry (the "Chief Scientist") with regard to research and development of earlier versions of certain components of its program and in fact received such funding. The Company assumed the liabilities of the Company's predecessor towards the office of the Chief Scientist with regard to such funding. The Company is in conformance in all material respects with the condition of its certifications from the Chief Scientist and of the law governing companies which have received funding from the Chief Scientist, including reporting obligations, and owes royalties in accordance with the law up to a maximum of US $162,000.

     3.26 DIRECTORS AND OFFICERS. The Disclosure Schedule lists the names of the directors and the names and offices held by the officers.

     3.27 DIGITAL AGREEMENT. The Company has performed fully all of its obligations, acquired by assignment from Digital Equipment (DEC) Ltd. ("Digital"), to the assignees of Business Systems, Inc. ("BSI") under the agreement between Digital and "BSI", dated June 28, 1991 (the "BSI Agreement").

     3.28 DIGITAL ROYALTY. The Company, Argotec and Formula Systems (1985) Ltd. ("Formula"), have performed fully in all material respects all their obligations under the Agreement of January 29, 1997 between Digital Equipment Corporation, Digital Equipment (DEC) Ltd., Argotec and Formula and have performed fully all their obligations under Addendum No. 1 of the same date to that agreement (the agreement and the addendum will be collectively referred to as "the Digital Agreement").

     3.29 CONSULTANTS AND INDEPENDENT CONTRACTORS. Schedule II attached hereto lists each consultant and independent contractor that has been retained by the Company since 1995 to aid in the development of Intellectual Property.

4. REPRESENTATIONS AND WARRANTIES OF SELLERS.

     Except as disclosed in the Disclosure Schedule, which identifies the specific sections to which each such disclosure relates, Sellers, severally and not jointly, hereby represent and warrant to the Purchaser as follows:

     4.1 TITLE TO SELLERS' SHARES. Each Seller owns, beneficially and of record, free and clear of any Lien except Permitted Liens, the number of Sellers' Shares set forth opposite its name on Schedule I hereto. Such Sellers' Shares are not subject to any voting trust agreement or other contract, including contracts restricting or otherwise relating to the voting, dividend rights or disposition of the Sellers' Shares.

     4.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. Each Seller has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Registration Rights Agreement, as Amended, if applicable. All action on the part of each Seller necessary for the authorization of this Agreement and the Registration Rights Agreement, as Amended, if applicable, and the performance of all obligations of each Seller and the authorization, sale and delivery of the Sellers' Shares pursuant hereto and thereto has been taken. This Agreement has been duly executed and delivered by each Seller and (assuming the due authorization, execution and delivery hereof by the Company, the Purchaser, Argotec and each other Seller) constitutes a valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) as limited by general principles of equity including principles of commercial reasonableness, good faith and fair dealing that restrict the availability of equitable remedies; and
(iii) as rights to indemnity and contribution hereunder may be limited by United States state or federal securities laws or Israeli laws or principles of public policy. On the Closing Date, the Registration Rights Agreement, as Amended, if applicable, shall be duly executed and delivered by each Seller and (assuming the due authorization, execution and delivery thereof on the Closing Date by each other Seller, if applicable, and the Company) shall constitute valid and binding obligations of each Seller enforceable against each Seller in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) as limited by general principles of equity including principles of commercial reasonableness, good faith and fair dealing that restrict the availability of equitable remedies; and (iii) as rights to indemnity and contribution hereunder may be limited by United States state or federal securities laws or Israeli laws or principles of public policy. The execution and delivery by each Seller of this Agreement and the Registration Rights Agreement, as Amended, if applicable, the consummation of the transactions contemplated hereby and thereby and the performance by such Seller hereof and thereof in accordance with its terms and their respective terms will not (i) require the consent, approval or notification of, or registration with, any third party, including governmental authorization; (ii) conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a material default under, any applicable law, statute, code, ordinance, regulation or other requirement or order of any governmental body applicable to such Seller or to the Sellers' Shares held by such Seller, or any contract to which such Seller is a party or by or to which such Seller is or the Seller's Shares held by such Seller are bound or subject; or (iii) result in the creation of any Lien, except Permitted Liens, on such Seller's Shares. As of the Closing Date, the Company will have received all necessary shareholder approval under Israeli law to authorize and validate this Agreement and the Registration Rights Agreement, as Amended.

5. REPRESENTATIONS AND WARRANTIES OF ARGOTEC.

     Except as disclosed in the Disclosure Schedule, which identifies the specific sections to which each such disclosure relates, Argotec hereby represents and warrants to the Purchaser as set forth in Sections 5.1 and 5.2 below:

     5.1 ARGOTEC'S AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. Argotec has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement, the Pledge Agreement and the Registration Rights Agreement, as Amended. All action on the part of Argotec, its officers, directors and shareholders necessary for the authorization of this Agreement, the Pledge Agreement and the Registration Rights Agreement, as Amended, and the performance of all obligations of Argotec pursuant hereto and thereto has been taken. This Agreement has been duly executed and delivered by Argotec and (assuming the due authorization, execution and delivery hereof by the Company, the Purchaser and each Seller) constitutes a valid and binding obligation of Argotec enforceable against Argotec in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights;
(ii) as limited by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing that restrict the availability of equitable remedies; and (iii) as rights to indemnity and contribution hereunder may be limited by United States state or federal securities or Israeli laws or principles of public policy. On the Closing Date, the Pledge Agreement and the Registration Rights Agreement, as Amended, shall be duly executed and delivered by Argotec and (assuming the due authorization, execution and delivery thereof on the Closing Date by the

Purchaser and each Seller, if applicable) shall constitute valid and binding obligations of Argotec enforceable against Argotec in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) as limited by general principles of equity including principles of commercial reasonableness, good faith and fair dealing that restrict the availability of equitable remedies; and (iii) as rights to indemnity and contribution hereunder may be limited by United States state or federal securities laws or Israeli laws or principles of public policy. The execution and delivery by Argotec of this Agreement, the Registration Rights Agreement, as Amended, and the Pledge Agreement, the consummation of the transactions contemplated hereby and thereby and the performance by Argotec hereof and thereof in accordance with its and their respective terms will not
(i) require the consent, approval or notification of, or registration with, any third party, including governmental authorization; (ii) conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a material default under, any applicable law, statute, code, ordinance, regulation or other requirement or order of any governmental body applicable to Argotec, or any contract to which Argotec is a party or by or to which Argotec is bound or subject; or (iii) result in the creation of any Lien on any Ordinary Shares owned by Argotec, other than the Lien created by the Pledge Agreement. The Company is not a "company" as defined in Section 96 of the Israeli Companies Ordinance, Section 96 does not apply to the transactions contemplated by this Agreement and, accordingly, this Agreement, the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as amended, need to be approved only by a simple majority of the Company's shareholders voting at an extraordinary general meeting. The approval referred to in the preceding sentence is the only shareholder approval necessary to validate this Agreement and it shall have been obtained as of the Closing Date.

     5.2 RESERVED SHARES. Argotec owns, beneficially and of record, free and clear of any Lien, 2,852,000 Ordinary Shares represented by certificates numbered _______ to _____ ("Argotec Reserved Shares") which will be pledged in accordance with the Pledge Agreement.

6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Except as disclosed in the Disclosure Schedule, which identifies the specific sections to which each such disclosure relates, the Purchaser hereby represents and warrants to the Company, Argotec and the Sellers as follows:

     6.1 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement, the License Agreement and the Joint Development Agreement. All action on the part of the Purchaser, its officers, directors and shareholders necessary for the authorization of this Agreement, the License Agreement and the Joint Development Agreement, and the performance of all obligations of the Purchaser hereunder and thereunder has been taken. This Agreement has been duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery hereof by the Company, Argotec, and each Seller) constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights;
(ii) as limited by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing that restrict the availability of equitable remedies; and (iii) as rights to indemnity and contribution hereunder may be limited by United States state and federal securities laws or Israeli laws or principles of public policy. On the Closing Date, the License Agreement and the Joint Development Agreement shall be duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery thereof by the Company) shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) as limited by general principles of equity including principles of commercial reasonableness, good faith and fair dealing that restrict the availability of equitable remedies; and (iii) as rights to indemnity and contribution hereunder may be limited by United States state or federal securities laws or Israeli laws or principles of public policy.

     6.2 NO CONSENTS. Except for compliance with the HSR Act, the execution, delivery or performance of this Agreement, the License Agreement and the Joint Development Agreement shall not require on the part of the Purchaser the consent, approval or notification of, or registration with, any third party, including any governmental authorities.

     6.3 INVESTMENT REPRESENTATIONS. The Purchaser understands that the Shares have not been registered under the Securities Act. The Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement. The Purchaser hereby represents and warrants as follows:

         6.3.1 THE PURCHASER BEARS ECONOMIC RISK. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

         6.3.2 THE PURCHASER CAN PROTECT ITS INTEREST. The Purchaser represents that by reason of its, or of its management's, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

         6.3.3 INVESTMENT. The Purchaser is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and the Purchaser has no present intention of selling or distributing the Shares. The Purchaser understands that the Shares to be purchased by it have not been registered under the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

         6.3.4 COMPANY INFORMATION. The Purchaser has received and read the Annual Financials, the Interim Financials and the documents listed in the Disclosure Schedule and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. The Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

         6.3.5 RESTRICTED SECURITIES. The Purchaser acknowledges and agrees that the Company Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring after the expiration of the period of time set forth in Rule 144 after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the number of shares being sold during any three-month period not exceeding specified limitations.

7. COVENANTS.


     7.1 USE OF PROCEEDS. The Company shall use all of the proceeds of the sale of the Company Shares for general working capital and product development purposes.

     7.2 BOARD OF DIRECTORS. Prior to the Closing, the Board of Directors of the Company will bring before an extraordinary General Meeting of the shareholders of the Company, a resolution, pursuant to which, in accordance with Article 38 of the Articles of Association of the Company, for as long as the Purchaser and its affiliates collectively own 15% or more of the Ordinary Shares outstanding On A Fully Diluted Basis (as defined in Section 7.15 below) and until the earlier of (i) the Option Closing or (ii) the termination or expiration of the Option Period (as defined in Section 11.1 below), the number of directors of the Company shall thereafter be not more than seven and shall elect as a director of the Company the nominee proposed by the Purchaser (the "Purchaser Nominee"). The Sellers agree to vote the Sellers' Shares in favor of such resolution and Argotec agrees to vote its shares in favor of such resolution.

     After the Closing and until the earlier of (i) the Purchaser and its affiliates collectively owning less than 15% of the Ordinary Shares outstanding On A Fully Diluted Basis; (ii) the Option Closing (as defined in Section 11 below) or (iii) the expiration or termination of the Option Period (as defined in Section 11 below), the Purchaser, the Sellers and Argotec agree to vote their shares to insure that the Board of Directors will at all times be composed of the Purchaser Nominee, four directors who shall be nominated by Argotec, of which one shall be the Chief Executive Officer or the President of the Company and two directors who shall be outside directors who are unrelated by blood or marriage to any shareholders, who in the aggregate beneficially own 5% or more of the outstanding shares, directors or officers of the Company.

         The Board of Directors shall meet at least quarterly and at least one such meeting shall be held in the United States. The Purchaser Nominee shall have access to the Company's quarterly financial statements and all other material made available to the Board of Directors of the Company.

     7.3 SELLERS' SHARE COVENANTS

         7.3.1 ARGOTEC RESERVED SHARES. From the Closing Date until the earlier of (i) the expiration of the Option Period, (ii) the termination of the Option Period, other than by the exercise of the Option or (iii) the closing of the exercise of the call option pursuant to Section 11.2 below, Argotec shall not sell, assign, pledge (other than to the Purchaser pursuant to this Agreement), transfer or grant a security interest in the Argotec Reserved Shares, other than to the Purchaser upon exercise of the Option or to an affiliate or affiliates of Argotec that agree to acquire such shares subject to the Option and subject to the pledge in accordance with the Pledge Agreement; provided, however, that Argotec is prohibited from selling or transferring Argotec Reserved Shares to an affiliate, which directly or through an affiliate, competes directly with the Purchaser.

         7.3.2 VOTING. Each of the Sellers and Argotec undertakes during the period from the date of this Agreement until the expiration or termination of the Option Period and except with regard to the resolutions mentioned in Article
2.2.9 above, to vote his or its respective shares at any general meeting of the Company against (unless consented to by Purchaser in writing) any resolution with regard to:

          (a) the increase of the authorized share capital of the Company;

          (b) the approval of any agreement in which any officer (noseh misrah) has a personal interest where such approval is required by any provision of Chapter D'1 (Article D) of the Companies Ordinance (New Version);

          (c) the amendment of the Articles of Association of the Company to alter any of the following articles or with regard to any of the following subjects:

               1. Articles 23-34 ( or any amendment with regard to convocation or conduct of general meetings, or of voting (including by proxy) at general meetings);

               2. Article 36 (or any amendment with regard to the exercise of powers of directors);

               3. Articles 38 and 40 (or any amendment with regard to the number of directors or the qualifications of directors);

               4. Articles 46-49 (or any amendment with regard to the convocation or conduct of meetings of the Board of Directors or of voting there); or

               5. Article 69 (or any amendment with regard to notice of general meetings or of meetings of the Board of Directors).

          (d) the liquidation or winding-up of the Company whether by a court or by choice and the authorization of any compromise or arrangement with creditors;

          (e) the change of rights attached to any class or group of shares; and

          (f) the issue of shares with different rights than Ordinary Shares, including without limitation, shares with preferred or deferred right or rights of redemption or other special rights.

     7.4 BOARD OF DIRECTORS. From the date hereof until the Closing, the Company agrees to provide written notice to Roy T. Heggland by facsimile at least (i) five days in advance of any meeting of the Company's Board of Directors at which the directors of the Company will be present in person and a representative of the Purchaser may attend any such meeting and (ii) at least two days in advance of any meeting of the Company's Board of Directors in which the directors will participate by telephone and a representative of Purchaser may participate by telephone in any such meeting.

     7.5 SHARES. Argotec and each Seller agree from the date hereof until the Closing not to sell, pledge, assign or transfer any Ordinary Shares or options or warrants to purchase Ordinary Shares.

     7.6 CONDUCT OF THE BUSINESS. The Company, Argotec and each Seller agree that, except to the extent otherwise expressly permitted by this Agreement or consented to in writing in advance by the Purchaser, from the date hereof until the Closing, the Company will, and Argotec and each Seller agree to use his or its respective reasonable best efforts to cause the Company to:

         7.6.1 operate only in the ordinary course,

         7.6.2 preserve the Company's business organization intact, retain the services of the Company's key employees and to preserve the Company's goodwill and relationships with customers, suppliers, creditors and others having business relationships with the Company;

         7.6.3 take such action as may be reasonably necessary to preserve the Company's material properties and assets, to maintain the material Intellectual Property necessary to sustain the Company's business activities and to maintain the Company's material permits and licenses;

         7.6.4 maintain in full force and effect the Company's insurance policies presently in effect;

         7.6.5 comply in all material respects with all laws applicable to the Company's business, properties or operations;

         7.6.6 promptly advise the Purchaser in writing of any Material Adverse Change and of any event or circumstance which will, or with reasonable certainty may, result in any such change or which will, or with reasonable certainty may, constitute a material violation or breach of any representation, warranty or covenant contained in this Agreement;

         7.6.7 maintain the Company's books and records in the usual, regular and ordinary manner and in accordance with good business practices and Israeli GAAP;

         7.6.8 not authorize, issue, sell, combine or reclassify any of the Company's securities, or issue or grant any option, warrant or other right with respect to any of the Company's securities, other than securities issued pursuant to the exercise of options granted prior to the date hereof under option plans approved by the Board of Directors of the Company;

         7.6.9 not merge, combine or consolidate with any other corporation or entity, or purchase an equity interest in or the assets of any other corporation or entity;

         7.6.10 not dissolve, liquidate, or change the corporate structure of the Company,

         7.6.11 not pay, discharge or satisfy any obligation, liability, lien or encumbrance other than current liabilities reflected in the balance sheet included in the Interim Financials and current liabilities incurred since the Interim Balance Sheet Date in the ordinary course of business;

         7.6.12 not sell, transfer, lease, encumber or otherwise dispose of any of the Company's tangible assets other than in the ordinary course of business, or cancel any debt or claim other than in the ordinary course of business or encumber, license or dispose of any of the Company's intangible assets or Intellectual Property other than in the ordinary course of business;

         7.6.13 not incur, prepay, endorse, guarantee or otherwise become liable or responsible for any indebtedness, liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $500,000 unless previously approved by the Board of Directors of the Company;

         7.6.14 not amend the Company's Articles of Association; and

         7.6.15 not make any agreement or commitment to take any action referred to in Subsections 7.6.1 through 7.6.14 above.

     7.7 INVENTIONS/TECHNOLOGY AGREEMENTS. The Company shall cause each independent contractor and consultant (collectively, the "Agents") to enter into and maintain, proprietary information and inventions/technology agreements which provide in part for the assignment to the Company of intellectual property created by each Agent.

     7.8 CORPORATE EXAMINATIONS AND INVESTIGATIONS. The Company, Argotec and the Sellers agree that from the date hereof until the Closing the Purchaser shall be entitled, through its employees, officers, accountants, counsel, financial advisors and other representatives and agents, to make such investigation of the properties, businesses and operations of the Company, and such examination of the books, records, contracts and financial condition of the Company as it shall reasonably request (the "Due Diligence"). Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Argotec, the Sellers and the Company shall cooperate fully therewith. No investigation by the Purchaser shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company, Argotec or the Sellers contained in this Agreement. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may wish of the affairs of the Company, the Company shall make available to the representatives and agents of the Purchaser during such period all such information and copies of such documents concerning the affairs of the Company as such representatives or agents may reasonably request, shall permit the representatives and agents of the Purchaser access to the properties of the Company during normal business hours and upon two days' prior written notice and shall cause the officers, employees, consultants, agents, accountants and attorneys of the Company to cooperate fully with such representatives and agents in connection with such review and examination. The Company shall furnish to the Purchaser (i) a copy of each report, schedule, return and other document filed by the Company on or after the date hereof with any governmental entity and (ii) balance sheets and related statements of operations and cash flows of the Company which are prepared for dissemination to the management of the Company.

     7.9 PUBLIC ANNOUNCEMENT. The Company, the Purchaser, Argotec and each Seller agree that the Company and the Purchaser shall agree upon the form, timing and substance of any public announcement related to this Agreement or the transactions contemplated hereby, such agreement not to be unreasonably withheld or delayed, and the Company and the Purchaser shall consult with each other as to the form, timing and substance of other public disclosures related hereto; provided, however, that nothing contained herein shall prohibit the Company or the Purchaser without the agreement of the other from making any disclosure required by law or as such party deems necessary under federal or state securities laws; provided, however, that in the event that the Company or the Purchaser is required to make any such disclosure, such party will provide notice to the other party at least twenty-four hours in advance of making such disclosure.

     7.10 CERTAIN FILINGS, CONSENTS AND ACTION. The Company, the Sellers, Argotec and the Purchaser shall cooperate with each other in determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any federal, state or foreign law or regulation, or whether any consents, approvals or waivers are required to be obtained from parties to other contracts material to the business in connection with the consummation of the transactions contemplated hereunder. Upon Closing, and to the extent not otherwise obtained prior to the Closing Date, each of the Company, each Seller, Argotec and the Purchaser, respectively, will use all reasonable efforts and will immediately seek to obtain all such additional consents, approvals, permits, authorizations or waivers required to be obtained by the Company, each Seller, Argotec and the Purchaser, respectively.

     7.11 FINANCIAL AND BUSINESS INFORMATION. The Company shall provide the Purchaser with copies of all statements which the Company provides to the Board of Directors and all SEC filings. The foregoing shall not be interpreted as limiting in any way the rights of the Purchaser Nominee to receive information about the Company and to have access to the Company's books, records and accounts.

     7.12 ACQUISITION PROPOSALS. Prior to the Closing or the earlier termination of this Agreement, each Seller, Argotec and the Company will not respectively, directly or indirectly, through any officer, employee, director, representative, parent, affiliate, broker, advisor or agent (i) seek, solicit, initiate or encourage the submission of inquiries, proposals or offers from any corporation, partnership, person or other entity or group relating to any acquisition or purchase of the Ordinary Shares or the assets, properties or business of the Company or any tender or exchange offer, merger, reverse merger, consolidation, business combination, recapitalization, spin-off, liquidation, dissolution or similar transaction seeking, directly or indirectly, to acquire the Ordinary Shares or any of the Company's assets, properties or business (each an "Acquisition Proposal"); (ii) participate or cooperate in or consider or pursue, any discussions or negotiations regarding an Acquisition Proposal or furnish to any person or entity information concerning the Company for any Acquisition Proposal; or (iii) otherwise solicit or cooperate in any way with, or assist, or participate in, facilitate or encourage any effort or attempt by any person to make or enter into an Acquisition Proposal; provided, however, that nothing contained in this Section 7.12 shall prohibit the Board of Directors of the Company from complying with its fiduciary duties under applicable law. The Company, Argotec or a Seller, as the case may be, shall notify Purchaser in writing within twenty-four hours of any breach of this Section 7.12. Such written notifications shall describe in reasonable detail any such occurrence and identify the person or persons involved. In the event that the Company, Argotec or any Seller breaches this Section 7.12, and, as a result, the Closing does not occur, the Company shall reimburse the Purchaser for all reasonable out-of-pocket expenses incurred by the Purchaser in connection with the transaction contemplated by this Agreement. In the event that the Company, Argotec or a Seller breaches this Section 7.12 and then enters into an agreement with a party other than the Purchaser within six months of the termination or expiration of this Agreement to sell the Ordinary Shares or to sell substantially all of the Company's assets, then the Company, Argotec or any Seller, or any of them, as applicable, shall pay the Purchaser $1,000,000 or such percentage of $1,000,000 as is equal to the percentage of total consideration to be received by the breaching party under the terms of this Agreement.

     7.13 SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing Date, the Company, Argotec and each Seller will promptly supplement or amend the Disclosure Schedule with respect to any matter arising after the date hereof which, if existing on or occurring after the date hereof, would have been required to be set forth thereon or which is necessary to correct any information contained herein; provided, however, that no supplement or amendment to the Disclosure Schedule shall be considered in determining the satisfaction of the conditions set forth in Section 8.1 hereof unless agreed to in writing by the Purchaser.

     7.14 CERTIFICATE. Upon delivery of the certificates pursuant to Sections
2.2.1 and 2.3.1, the Purchaser will return such certificates to the Company and the Sellers for the purpose set forth in this Section 7.14. As soon as practicable but no later than 14 days after the Closing, the Company will arrange to mail to the Purchaser a certificate representing the Company Shares stamped by the Company's bank to indicate that the Shares were purchased by a foreign resident, in foreign currency and each Seller will arrange to mail to the Purchaser a certificate representing such Seller's Shares stamped by such Seller's bank to indicate that such Seller's Shares were purchased by a foreign resident, in foreign currency.

     7.15 STANDSTILL AND RELATED COVENANTS.

         7.15.1 The Purchaser agrees that during the period commencing on the date hereof and ending on the earlier of (i) the exercise of the Option or (ii) the six month anniversary of the expiration or termination of the Option (the "Standstill Period"), without the prior written consent of the Company, specifically expressed in a resolution adopted by a majority of the directors of the Company, the Purchaser will not and the Purchaser will cause each of its affiliates not to, directly or indirectly (a) make, or in any way participate, directly or indirectly, in any "solicitation" (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) of proxies or consents relating to the election or removal of directors, (b) acquire, offer or propose to acquire, or agree to acquire (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any Voting Securities generally, provided, that any such distributed securities shall be subject to the provisions hereof), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (as hereinafter defined), by joining a partnership, limited partnership, syndicate or other "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or otherwise, any Voting Securities; PROVIDED, HOWEVER, that the Purchaser or its affiliates may (1) acquire additional Voting Securities through open market or privately-negotiated purchases as long as the effect of such acquisition would not cause the Purchaser or its affiliates to own in the aggregate more than 19% of the Voting Securities On A Fully Diluted Basis and
(2) notwithstanding (1) above, may exercise the Option, the call option pursuant to Section 11.2 below and the Right of First Refusal pursuant to Section 10.3 below.

         (a) Nothing contained in Section 7.15.1 shall be deemed in any way to prohibit or limit the lawful activities of the Purchaser Director acting in his capacity as a director of the Company (regardless of whether such actions are taken at a Board meeting or otherwise).

         (b) The Purchaser will not be in breach of or in default under the provisions of Section 7.15.1 hereof, and will not be required to dispose of any Voting Securities, if the aggregate Voting Securities owned by the Purchaser and its affiliates is increased solely as a result of a recapitalization of the Company or a repurchase of securities by the Company or any other action taken by the Company or its affiliates.

         (c) If during the Standstill Period, any Takeover Proposal (as hereinafter defined), is made to the Company or the Board of Directors, then, notwithstanding the provisions of Section 7.15.1, the Purchaser and its affiliates shall be permitted to make a competing Takeover Proposal, and this Standstill covenant shall automatically terminate as of the date of the Board of Directors' approval or recommendation of such proposal.

         7.15.2 PERSON. "Person" shall mean any individual, group, corporation, limited liability company, partnership, firm, government or agency or political subdivision thereof, or other entity of whatever nature.

         7.15.3 TAKEOVER PROPOSAL. "Takeover Proposal" shall mean any solicited or unsolicited tender or exchange offer, binding proposal for a merger, share exchange or other business combination involving the Company or any of its material subsidiaries or any proposal or offer to acquire in any manner 20% or more of the Company's Voting Securities On A Fully Diluted Basis or a substantial portion of the assets of the Company.

         7.15.4 VOTING SECURITIES. "Voting Securities" shall mean Ordinary Shares and any other securities of the Company entitled to vote generally in the election of directors.

         7.15.5 ON A FULLY DILUTED BASIS. "On A Fully Diluted Basis" shall refer to the number of Voting Securities of the Company which would be outstanding and issued assuming that all Voting Securities which are issuable (i) upon the conversion or exchange of any of the Company's outstanding convertible or exchangeable securities, including notes and debentures, have been issued and
(ii) upon the exercise of the Company's outstanding options or authorized but unissued options and warrants for the purchase of Voting Securities and rights to subscribe for or purchase Voting Securities, have been issued.

     7.16 CHIEF SCIENTIST. Until the earlier of the exercise of the Option or the termination or expiration of the Option Period, the Company does not intend to, and undertakes not to, without the prior written consent of the Purchaser, request or obtain further funding for research and development from the Chief Scientist.

     7.17 MANAGEMENT FEES TO ARGOTEC. Until the earlier of the exercise of the Option or the termination or expiration of the Option Period, the Company shall not pay Argotec in excess of $180,000 per year for management fees pursuant to the letter agreement dated December 31, 1995 (the "Letter Agreement"). Upon the Purchaser's exercise of the Option, the Company and Argotec agree that the Letter Agreement may be terminated at the Purchaser's option.

     7.18 ARGOTEC'S OWNERSHIP IN CRYSTAL SYSTEMS SOLUTIONS LTD. Unless agreed to in advance by the Purchaser, from the date of the execution of this Agreement until the Put Effective Date (as defined in Section 13.1 below), Argotec covenants and agrees not to sell, transfer or assign any Ordinary Shares, or any rights therein, of Crystal Systems Solutions Ltd. to any party for less than fair market value.

     7.19 . FURTHER ASSURANCES. After the Closing, any party hereto will, at the reasonable request of any other party hereto from time to time and without further consideration, execute and deliver or cause to be executed and delivered to the requesting party such other instruments, documents of sale, transfer, conveyance, assignment and confirmation and take such other actions as the requesting party may reasonably request to carry out and effectuate the provisions hereof and the transactions contemplated hereby.

8. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or before the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Purchaser in a writing delivered to the Company, Argotec and the Sellers prior to or at the Closing:

     8.1 REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. The representations and warranties of the Company, Argotec and of each Seller contained in this Agreement shall be deemed to have been made again on and as of the Closing Date and shall be true and correct in all material respects as of the Closing Date.

     8.2 PERFORMANCE BY THE COMPANY, BY THE SELLERS AND ARGOTEC. Each of the terms, covenants, agreements and obligations to be performed, complied with or satisfied by the Company, each Seller and Argotec on or before the Closing Date pursuant to the terms hereof shall have been duly performed, complied with or satisfied in all material respects on or before the Closing Date.

     8.3 AUTHORITY. All actions required to be taken by the Company, each Seller and Argotec, as applicable, to authorize the execution, delivery and performance of this Agreement, the Joint Development Agreement, the Pledge Agreement and the Registration Rights

Agreement, as Amended, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken.

     8.4 CONSENTS. All notices to, and permits, authorizations, approvals, consents and waivers from, any governmental agencies and all third party consents required in order to consummate the transactions contemplated hereby, in the License Agreement, the Joint Development Agreement, the Pledge Agreement and the Registration Rights Agreement, as Amended, shall have been made or obtained in form and substance reasonably acceptable to Purchaser.

     8.5 PROPRIETARY INFORMATION AND INVENTIONS/TECHNOLOGY AGREEMENTS. The Purchaser shall have received copies of executed proprietary information and inventions/technology agreements from each independent contractor and consultant listed in Schedule II.

     8.6 JOINT VENTURE WITH PELEPHONE COMMUNICATIONS LTD. The Company shall have taken all necessary actions to ensure that the Company's interest (the "Joint Venture Interest") in the Joint Venture with Pelephone Communications Ltd. ("Pelephone"), pursuant to the Joint Venture Agreement by and between the Company and Pelephone, dated May 21, 1997 (the "Joint Venture"), shall be subject to a put option, exercisable by the Company within thirty (30) days of the exercise of the Option, permitting the Company to require Argotec to purchase the Joint Venture Interest for the sum of money representing the Company's total investment expressed in United States dollars in the Joint Venture. Notwithstanding the foregoing, said put option shall be terminated and of no force and effect if the Company, instead of selling the Joint Venture Interest to Argotec, shall have caused the Joint Venture to cease operations prior to the Purchaser's exercise of the put option.

     8.7 OPINIONS OF COUNSEL. Purchaser shall have received the opinion of Goldfarb, Levy, Eran and Co., counsel to the Company, dated as of the Closing Date, in substantially the form attached hereto as Exhibit C, and the opinion of Goldfarb, Levy, Eran and Co., counsel to Argotec, dated as of the Closing Date, that Argotec's signatures on this Agreement, the Pledge Agreement and the Registration Rights Agreement, as Amended, were duly authorized by Argotec's Board of Directors and legally bind Argotec in accordance with their terms.

     8.8 ABSENCE OF LITIGATION. No action, suit or proceeding relating to the consummation of the transactions contemplated under this Agreement, the License Agreement, the Joint Development Agreement, the Pledge Agreement or the Registration Rights Agreement, as Amended, shall be pending or threatened. No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction or governmental agency or commission which prevents the consummation of the transactions contemplated hereby and no such injunction or order shall remain in effect, and no action shall have been taken nor shall any statute, rule or regulation have been enacted by any governmental, regulatory or administrative body or that makes consummation of the transactions contemplated hereby illegal.

     8.9 NO MATERIAL ADVERSE CHANGE. Since March 31, 1997, there shall not have been any Material Adverse Change in the condition (financial or otherwise), assets, properties, business, prospects or operations of the Company or any event or circumstance which will likely result in any such change.

     8.10 PLEDGE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT, AS AMENDED. Argotec shall have executed the Pledge Agreement. Argotec and each Seller, if applicable, shall have executed the Registration Rights Agreement, as Amended.

     8.11 THE BSI AGREEMENT AND THE DIGITAL AGREEMENT. The Company shall have evidenced to the reasonable satisfaction of the Purchaser that (i) BSI's rights under the BSI Agreement were assigned first to Cablevision Industries Corp. and thence to Cableair Inc., (ii) the payment owing by the Company to Cableair Inc. under the agreement of March 12, 1996 between the Company and Cableair Inc was paid in timely fashion, (iii) the payment mentioned in Clause 1 of Addendum No. 1 to the agreement of January 29, 1995 between Digital Equipment Corporation, Digital Equipment (DEC) Ltd., Argotec and Formula was paid in timely fashion and
(iv) all the obligations of Argotec and Formula and the Company under Clauses 2, 3 and 4 of that Addendum have been fulfilled in a timely fashion.

     8.12 LICENSE AGREEMENT, THE JOINT DEVELOPMENT AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT, AS AMENDED. The Company shall have executed the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended.

     8.13 OTHER AGREEMENTS. Any of the agreements, documents or instruments to be delivered as contemplated herein not otherwise listed in this Article 8 shall have been executed and delivered as contemplated by this Agreement.

9. CONDITIONS TO OBLIGATIONS OF THE COMPANY, ARGOTEC AND THE SELLERS.

         The obligations of the Company, the Sellers and Argotec to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or before the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company, any Seller or Argotec in writing delivered to the Purchaser prior to or at the Closing:

     9.1 REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. The representations and warranties of the Purchaser contained in this Agreement shall be deemed to have been made again on and as of the Closing Date and shall be true and correct in all material respects as of the Closing Date.

     9.2 PERFORMANCE BY PURCHASER. Each of the terms, covenants, agreements and obligations to be performed, complied with or satisfied by the Purchaser on or before the Closing Date pursuant to the terms hereof shall have been duly performed, complied with or satisfied in all material respects on or before the Closing Date.

     9.3 AUTHORITY. All actions required to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement, the License Agreement and the Joint Development Agreement, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken.

     9.4 CONSENTS. All notices to, permits, authorizations, approvals, consents and waivers from any governmental agencies and all third party consents required in order to consummate the transactions contemplated hereby and in the License Agreement and the Joint Development Agreement shall have been made or obtained.

     9.5 ABSENCE OF LITIGATION. No action, suit or proceeding relating to the consummation of the transactions contemplated under this Agreement shall be pending or threatened. No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction or governmental agency or commission which prevents the consummation of the transactions contemplated hereby and no such injunction or order shall remain in effect, and no action shall have been taken nor shall any statute, rule or regulation have been enacted by any governmental regulatory or administrative body or that makes consummation of the transactions contemplated hereby illegal.

     9.6 OPINION OF COUNSEL. The Company and the Sellers shall have received the opinion of Roy T. Heggland, counsel for the Purchaser, dated as of the Closing Date in substantially the form attached hereto as Exhibit F.

     9.7 SHAREHOLDER APPROVAL. The Company's shareholders shall have authorized the execution, delivery and performance of this Agreement, the License Agreement and the Joint Development Agreement.

     9.8 LICENSE AGREEMENT AND THE JOINT DEVELOPMENT AGREEMENT. The Purchaser shall have executed the License Agreement and the Joint Development Agreement.

     9.9 OTHER AGREEMENTS. Any of the agreements, documents or instruments to be delivered as contemplated herein not otherwise listed in this Article 9 have been executed and delivered as contemplated by this Agreement.

10. DISPOSITION OF THE SHARES; DISPOSITION OF THE COMPANY'S ASSETS.


     10.1 RESTRICTION PERIOD. The Purchaser shall not, for a period of twelve months from the Closing Date (the "Restriction Period"), sell, assign, pledge or otherwise dispose of the Shares or the Option Shares (as defined in Section 11.1 below) that it may acquire during such period, other than to any affiliate of the Purchaser, without the prior written consent of the Board of Directors of the Company.

     10.2 ARGOTEC RIGHT OF FIRST REFUSAL. The Purchaser shall give written notice to Argotec (the "Purchaser's Notice of Sale") if at any time it desires to sell the Shares or any equity securities of the Company in a private transaction (the "Purchaser's Shares"). The Purchaser's Notice of Sale shall set forth a description of the proposed sale, including the name of the proposed purchaser(s), a description of the Purchaser's Shares affected, the number of the

Purchaser's Shares affected, the purchase price or consideration (all of which shall be cash), the date on or about which the proposed sale is to be made and any other conditions of the sale or transfer.

         For a period of thirty (30) days following such Purchaser's Notice of Sale, Argotec shall have the right to purchase the Purchaser's Shares designated in the Purchaser's Notice of Sale on the same terms and conditions and for the price or consideration designated therein (the "Argotec Right of First Refusal"). Notice of Argotec's intention to purchase the Purchaser's Shares shall be evidenced by a writing signed by the President of Argotec and delivered to the Purchaser prior to the end of the thirty (30) day period following Argotec's receipt of the Purchaser's Notice of Sale. The closing of Argotec's purchase of the Purchaser's Shares shall occur no later than sixty (60) days following Argotec's receipt of the Notice of Sale.

         If Argotec does not exercise Argotec's Right of First Refusal, the Purchaser shall have the right to sell the Purchaser's Shares designated in the Purchaser's Notice of Sale on the same terms and conditions, to the same purchaser(s) and for the price or consideration designated therein within sixty
(60) days from the expiration of the period during which Argotec had the option to purchase the Purchaser's Shares.

     10.3 RIGHT OF FIRST REFUSAL AND PREEMPTIVE RIGHTS. Except for Excluded Securities (as defined below), the Company shall give written notice to the Purchaser (the "Notice of Issuance") if at any time during the Option Period or during the twelve month period following the expiration or termination of the Option Period it desires to issue and sell or transfer, any of its shares or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares (the "Issued Shares"). The Notice of Issuance shall set forth a description of the proposed issuance and sale or transfer, including the name of the proposed purchaser(s) or transferee(s), a description of the Issued Shares, the number of Issued Shares to be sold or transferred, the purchase price or consideration and any other conditions of the issuance and sale or transfer. For a period of sixty days following receipt of such Notice of Issuance, the Purchaser shall have the right to purchase (i) all of the Issued Shares designated in the Notice of Issuance on the same terms and conditions and for the price or consideration designated in the Notice of Issuance (the "Right of First Refusal") or (ii) such number of Issued Shares from the Company on the same terms and conditions and for the price or consideration designated in the Notice of Issuance such that the Purchaser may maintain its ownership position, On A Fully Diluted basis (as defined in Section 11.1 below), in the Company (the "Preemptive Right"). Notice of the Purchaser's intention to exercise the Right of First Refusal or the Preemptive Right shall be evidenced by a writing signed by the Purchaser and delivered to the Company prior to the end of the thirty (30) day period following receipt of the Notice of Issuance.

         If the Purchaser does not exercise the Right of First Refusal or the Preemptive Right, then the Company shall have the right to issue and sell or transfer the Issued Shares designated in the Notice of Issuance to the proposed purchaser(s) or transferee(s) on the same terms and conditions and for the price or consideration designated therein within ninety (90) days from the expiration of the period during which the Purchaser had the option to exercise the Preemptive Right or the Right of First Refusal.

         For the purposes of this Agreement, "Excluded Securities" shall mean
(i) Ordinary Shares (and/or options, warrants or other Ordinary Shares purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of the Company pursuant to a stock purchase plan or stock option plans or other arrangements that are approved by the Board of Directors of the Company, (ii) Ordinary Shares sold pursuant to an acquisition of shares or assets prior to the expiration of the Option Period provided that such acquisition is approved by the Board of Directors of the Company and that the Purchaser's Nominee on the Board of Directors votes in favor of such acquisition; (iii) shares issued pursuant to any rights agreements, options or warrants outstanding as of the date of this Agreement, (iv) any equity securities that are issued by the Company as part of an underwritten public offering referred to in Section 12 hereof or in the Registration Rights Agreement, as Amended, or (v) Ordinary Shares issued in connection with any stock split, stock dividend or recapitalization by the Company.

     10.4 RIGHT OF FIRST REFUSAL FOR THE COMPANY'S ASSETS. The Company shall give written notice to the Purchaser (the "Notice of Sale") if at any time during the Option Period or during the twelve month period following the expiration or termination of the Option Period it desires to sell, transfer or otherwise dispose of (i) all or substantially all of the Company's assets owned as of the Closing Date or (ii) other than Intellectual Property (as defined in Section 3.10 hereof) licensed to its customers in the ordinary course of business, any of the Company's Intellectual Property and any asset acquired after the Closing Date that would be Intellectual Property if owned as of the Closing Date (the "Assets"). The Notice of Issuance shall set forth a description of the proposed sale or transfer, including the name of the proposed purchaser(s) or transferee(s), a description of the Assets, the purchase price or consideration and any other conditions of the issuance and sale or transfer. For a period of 60 days following receipt of such Notice of Sale, the Purchaser shall have the right to purchase all of the Assets designated in the Notice of Sale on the same terms and conditions and for the price or consideration designated in the Notice of Sale (the "Asset Right of First Refusal"). Notice of the Purchaser's intention to exercise the Asset Right of First Refusal shall be evidenced by a writing signed by the Purchaser and delivered to the Company prior to the end of the thirty
(30) day period following receipt of the Notice of Sale.

         If the Purchaser does not exercise the Asset Right of First Refusal, then the Company shall have the right to sell or transfer the Assets designated in the Notice of Sale to the proposed purchaser(s) or transferee(s) on the same terms and conditions and for the price or consideration designated therein within ninety (90) days from the expiration of the period during which the Purchaser had the option to exercise the Asset Right of First Refusal.

11. OPTION TO PURCHASE CERTAIN SHARES HELD BY ARGOTEC.


     11.1 OPTION. Argotec hereby grants to the Purchaser effective on the Closing Date, and the Purchaser hereby accepts effective on the Closing Date, an option (the "Option") to purchase on a one time basis up to that number of Ordinary Shares, (calculated On A Fully Diluted Basis, as defined below) owned by Argotec (the "Option Shares") as shall equal N in the following equation:

     ((X)(51%)) - E = N

Where,

     X = the number of Voting Securities On A Fully Diluted Basis immediately prior to the closing of the sale of the Option Shares pursuant to the exercise of the Option.

     N = the number of Option Shares to be purchased pursuant to the exercise of the Option.

     E = that number of Ordinary Shares owned by the Purchaser immediately prior to the closing of the sale of the Option Shares pursuant to the exercise of the Option.

     Example: ((6,600,000)(51%)) - 1,300,000 = N; N = 2,066,000

     The purchase price per Option Share (the "Exercise Price") shall be equal to EP in the following equation:

         ((15 C/D)+Z)/2= EP, where Z = the average closing price of the Voting Securities for the thirty days immediately prior to the closing of the Option Shares pursuant to the exercise of the Option and where C = the number of Voting Securities On A Fully Diluted Basis immediately upon the Closing and where D= the number of Voting Securities On A Fully Diluted Basis immediately prior to the closing of the sale of the Option Shares pursuant to the exercise of the Option; provided, however, that D shall exclude Voting Securities On A Fully Diluted Basis pursuant to a Board of Directors approved employee stock option plan to employees and directors (except Dan Goldstein, Gad Goldstein, Shai Beilis and any current or future directors of Formula or any affiliate thereof) and shares issued and sold in exchange for assets; provided, however, that C/D shall not be greater than 1.

         The Option shall begin on the Closing Date hereof and shall terminate (unless earlier exercised) upon the earlier of (i) the Purchaser's sale of any Voting Securities other than to any affiliate of Purchaser and (ii) the last day of the twenty-fourth (24th) month following the Closing Date (the "Option Period"); provided, however, that the Option Period shall be automatically extended as follows: Release of 5.0 Wizard shall meet the following requirements by January 1, 1998: (i) substantially equivalent functionality to Wizard 3.3;
(ii) in beta test with a customer; (iii) operating with an average response time of no more than 3 seconds; and (iv) able to accommodate at least 100 simultaneous users; provided, however, if all requirements are not met by such date, Wiztec shall have the opportunity to meet such requirements within 90 days of such date. The Option Period shall be extended in increments of one day for each day of delay after the expiration of the ninety (90) day period. To exercise the Option, the Purchaser shall provide

90 days advance written notice of such exercise to Argotec at its address as set forth on Schedule I attached hereto. The closing of the sale of the Option Shares (the "Option Closing") pursuant to the exercise of the Option shall take place on or before the ninety-fifth (95th) day after exercise of the Option or such earlier date as the parties may agree. At the Option Closing, Argotec will deliver to the Purchaser:

               (a) certificates representing N, the number of shares to be purchased pursuant to the exercise of the Option, duly endorsed, or accompanied by stock powers duly executed in blank, and otherwise in form acceptable for transfer on the books of the Company and any documents which are necessary for the transfer to the Purchaser of good title to such shares; and

               (b) the opinion of Goldfarb, Levy, Eran & Co., counsel to Argotec, in form reasonably satisfactory to Purchaser, that Argotec's signatures on the certificates were duly authorized by Argotec's Board of Directors and legally bind Argotec; and

               (c) a certificate signed by the Company and Argotec certifying that the representations and warranties of the Company and Argotec shall be deemed to have been made again on and as of the Option Closing and shall be true and correct in all material respects as of the Option Closing except for that which is described in a disclosure schedule updated as of the Option Closing, which updated disclosure schedule is satisfactory to the Purchser.

         At the Option Closing, the Purchaser will deliver to Argotec the Exercise Price multiplied by N, representing the number of shares to be purchased pursuant to the exercise of the Option, by international wire transfer (SWIFT) of immediately available funds to an account as designated in writing by Argotec 48 hours prior to the Option Closing.

     11.2 CALL OPTION AND PUT OPTION AS TO REMAINING ORDINARY SHARES OWNED BY ARGOTEC AND CERTAIN SELLERS.

         11.2.1 CALL OPTION. Upon the Option Closing and until thirty (30) days thereafter, the remaining Ordinary Shares held (the "Remaining Shares") on the date of the Option Closing by Argotec, Shai Beilis, Dan Goldstein, Gad Goldstein and Yaron Polak (the "Remaining Shareholders") shall be subject to a call option exercisable by the Purchaser and pursuant to which the Purchaser may purchase the Remaining Shares for the Exercise Price.

         11.2.2 PUT OPTION. Upon the Option Closing and until thirty (30) days thereafter, the Remaining Shares held on the date of the Option Closing by the Remaining Shareholders shall be subject to a put option exercisable by the Remaining Shareholders (the "Put"). The Put shall permit each Remaining Shareholder to require the Purchaser to purchase such Remaining Shareholder's Remaining Shares for the Exercise Price.

12. REGISTRATION RIGHTS.

     12.1 DEMAND REGISTRATION. Upon the written request of the Purchaser made at any time after the expiration of the Restriction Period, requesting that the Company effect the registration under the Securities Act of any of the Shares and/or Option Shares for which the option has been exercised (the "Issued Option Shares"), specifying the number of Shares and/or Issued Option Shares desired to be so registered and the intended method or methods of disposition of such Shares and/or Issued Option Shares (including, if the proposed offering is to be an underwritten offering, the managing underwriter or underwriters thereof which underwriter shall be acceptable to the Purchaser and the Company, the Company shall expeditiously prepare and file a registration statement with respect to, and use its best efforts to effect the registration under the Securities Act, the Shares and/or the Issued Option Shares which the Company has been so requested to register by the Purchaser for disposition in accordance with the intended method of disposition stated in such request; provided, however, (i) that, in the case of any registration pursuant to this Section 12.1 which is an underwritten offering, the Company shall have the right to postpone such registration for up to one hundred twenty (120) days on the advice of the managing underwriter thereof, (ii) that the Company may delay the filing of any registration statement requested pursuant to this Section 12.1 for a reasonable period of time (not to exceed 120 days) if within five days of the decision of the board of directors of the Company to delay such filing, the Company provides the Purchaser with a certificate signed by the Chairman of the Board of Directors of the Company stating that, in the good faith judgment of the Board of Directors of the Company, the filing of the registration statement would require disclosure of information not otherwise then required to be disclosed and that such disclosure would adversely affect any material business opportunity, transaction or negotiation than contemplated by the Company and
(iii) that the Purchaser may only request the Company to register up to three times on Form F-1, Form F-2 or Form F-3 or similar form of registration.

         Any registration of the Shares and/or Issued Option Shares requested by the Purchaser pursuant to the provisions of this Section 12.1 which shall not have become effective and remained effective in accordance with the provisions of Section 12.4, below, shall not be deemed to be a registration for any purpose hereunder; provided, however, that if the reason such registration did not become effective is due to the Purchaser's failure to comply with any term of this Agreement, such registration shall be deemed a registration hereunder.

         In connection with the registration of the Shares and/or Issued Option Shares pursuant to this Section 12.1 pursuant to the first registration, the Company shall pay all expenses of such registration and the related offering, including, without limitation, any and all special audits, legal and accounting fees and disbursements (including fees and disbursements of one legal counsel designated to represent the Purchaser and selected by the Purchaser and reasonably acceptable to the Company), blue sky fees and expenses, road show expenses, printing costs and related disbursements arising out of the preparation, filing, amending and supplementing of the registration statement, except for (i) broker's and underwriter's discounts and commissions and (ii) transfer taxes on any Shares and/or Issued Option Shares sold by the Purchaser. In connection with the registration of the Shares and/or Issued Option Shares pursuant to this Section 12.1 pursuant to any registrations after the first registration, the Purchaser shall pay all expenses of such registrations and the related offerings, including, without limitation, any and all special audits, legal and accounting fees and disbursements (including fees and disbursements of one legal counsel designated to represent the Purchaser and selected by the Purchaser), blue sky fees and expenses, printing costs and related disbursements arising out of the preparation, filing, amending and supplementing of the registration statements.

     12.2 REGISTRATION BY THE COMPANY. If at any time or from time to time the Company shall propose to file on its behalf or on behalf of any Shareholder or Shareholders (as such terms are defined in the Registration Rights Agreement, As Amended) pursuant to the Registration Rights Agreement, As Amended, a registration statement under the Securities Act on Form F-1, F-2 or F-3 or similar form of registration with respect to its Ordinary Shares, the Company shall in each case give written notice to the Purchaser at least forty-five (45) days before the anticipated filing date. Such notice shall offer to include in such filing, as the Purchaser may request, the Shares and/or the Issued Option Shares. If the Purchaser desires to have any of its Shares and/or Issued Option Shares registered under this Section 12.2, it shall be required so to advise the Company in writing within ten (10) days after the date of its receipt of the Company's notice, setting forth the number of Shares and/or Issued Option Shares for which registration is so requested. In connection with any registration of any of the Purchaser's Shares and/or Issued Option Shares pursuant to this
Section 12.2, the Company shall pay all expenses of such registration and the related offering, including, without limitation, any and all special audits, legal and accounting fees and disbursements, blue sky fees and expenses, road show expenses, printing costs and related disbursements arising out of the preparation, filing, amending and supplementing of the registration statement, except for brokers' and underwriters' discounts and commissions, transfer taxes and counsel for the Purchaser. Neither the delivery of the notice by the Company nor the delivery of the request by the Purchaser shall in any way obligate the Company to file a registration statement and, notwithstanding such filing, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which the registration statement relates without liability to the Purchaser. No registration of any of the Shares and/or Issued Option Shares effected under this Section 12.2 shall relieve the Company of its obligation to effect registration of any of the Shares and/or Issued Option Shares upon the request of the Purchaser pursuant to the provisions of Section
12.1 above.

     12.3 PRIORITY ON REGISTRATION; LIMITATION ON REGISTRATION RIGHTS OF OTHERS.

         12.3.1 If the managing underwriters give the Company and the Purchaser their written opinion that the total number or dollar amount of Shares and/or Issued Option Shares requested to be included in a registration filed pursuant to Section 12.1 or 12.2 above, exceeds the number or dollar amount of Ordinary Shares that can be sold, the Company shall include Ordinary Shares in the registration in the following order of priority:

         12.3.1.1 if the registration is filed pursuant to Section 12.1 above, first, all Shares and/or Issued Option Shares requested to be included in the registration, second, up to the full number or dollar amount of Ordinary Shares on behalf of any Shareholder or Shareholders (as such terms are defined in the Registration Rights Agreement, As Amended) apportioned prorata among such Shareholder or Shareholders and, third, up to the full number or dollar amount of Ordinary Shares that the Company proposes to sell; and

         12.3.1.2 if the registration is filed pursuant to Section 12.2 above on behalf of any Shareholder or Shareholders (as such terms are defined in the Registration Rights Agreement, As Amended), first, up to the full number or dollar amount of (i) Ordinary Shares that the Company proposes to sell on behalf of any Shareholder or Shareholders (as such terms are defined in the Registration Rights Agreement, As Amended) and (ii) Shares and/or Issued Option Shares requested to be registered, apportioned prorata among the Purchaser and such Shareholder or Shareholders, and, second, up to the full number or dollar amount of Ordinary Shares that the Company proposes to sell; and

         12.3.1.3 if the registration is filed pursuant to Section 12.2 above on behalf of the Company, first, all Ordinary Shares that the Company proposes to sell and, second, up to the full number or dollar amount of (i) Ordinary Shares that the Company proposes to sell on behalf of any Shareholder or Shareholders (as such terms are defined in the Registration Rights Agreement) and (ii) Shares and/or Issued Option Shares requested to be registered by the Purchaser, apportioned prorata among the Purchaser and such Shareholder or Shareholders.

         12.3.2 The Company covenants and agrees that until such time as the Purchaser no longer holds any of the Shares and/or any of the Issued Option Shares with respect to which any of its rights of registration provided for in this Section 12 shall continue, the Company shall not, directly or indirectly, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld, grant, at any time after the date hereof, to any party or agree to or otherwise become obligated with respect to any rights of registration of securities of the Company in the nature or substantially in the nature of the rights of registration of the Purchaser pursuant to Section 12.1 or 12.2 above.

     12.4 REGISTRATION GENERALLY.

     If and when the Company shall be required by the provisions of this Section 12 to effect the registration of the Shares and/or Issued Option Shares under the Securities Act, the Company shall, as expeditiously as possible:

         12.4.1 prepare and file a registration statement under the Securities Act on Form F-1, Form F-2 or Form F-3 with respect to the Shares and/or Issued Option Shares required to be registered, and use its best efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement and any amendment or supplement thereto, the Company shall furnish to the Purchaser or, if requested by the Purchaser, to counsel selected by the Purchaser, copies of all documents proposed to be filed, which documents in case of registration pursuant to Section 12.1 shall be subject to the review and reasonable approval of the Purchaser and/or such counsel;

     12.4.2 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of ninety (90) days from the effective date of the applicable registration statement or such shorter period agreed upon by the parties hereto, and to comply with the provisions of the Securities Act and the Exchange Act, with respect to the offer of the Shares and/or Issued Option Shares covered by such registration statement during the period required for distribution of the Shares and/or Issued Option Shares;

         12.4.3 furnish to the Purchaser such number of printed copies of such registration statement and of each such amendment and supplement thereto, such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), such documents incorporated by reference in such registration statement or prospectus and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Shares and/or Issued Option Shares covered by such registration statement in conformity with the requirements of the Securities Act;

         12.4.4 use its best efforts to register or qualify the Shares and/or Issued Option Shares covered by any such registration statement under such securities or blue sky laws in such jurisdictions within the United States as the Purchaser may reasonably request; provided, however, that the Company shall not be obligated to qualify its business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to service of process in suits other than those arising out of such registrations;

         12.4.5 furnish to the Purchaser and, in the case of any registration pursuant to Subsection 12.1 above, which is an underwritten offering, to the managing underwriters thereof, a signed counterpart of customary closing documents, including (A) an opinion of counsel for the Company, dated the effective date of such registration statement (or, in the case of any underwritten offering, the date of closing with the underwriters) and (B) a so-called "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with underwritten public offerings of securities;

         12.4.6 immediately notify the Purchaser at any time when, upon the actual knowledge of the Company, a prospectus relating to the registration of the Shares and/or Issued Option Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact required to be stated therein or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Purchaser, prepare and furnish to the Purchaser a reasonable number of copies of a supplement to or an amendment of such a prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Shares and/or Issued Option Shares, such prospectus shall not include an untrue statement of a material fact required to be stated therein or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         12.4.7 otherwise use its best efforts to comply with the Securities Act, Exchange Act and all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

         12.4.8 use its best efforts to list the registered Shares and/or Issued Option Shares on each securities exchange or Over the Counter Market on which securities of the same class are then listed, if the Ordinary Shares are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide, if appropriate, a transfer agent and registrar for the Shares and/or Issued Option Shares not later than the effective date of such registration statement.

     If requested by the underwriters for any underwritten offering of the Shares and/or Issued Option Shares pursuant to a registration under the provisions of Section 12.1, above, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnities. If the Company at any time proposes to register any of its securities under the Securities Act, other than pursuant to a request made under
Section 12.1 above, whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, the Company shall make reasonable efforts to arrange for such underwriters to include the Shares and/or Issued Option Shares among those securities to be distributed by or through such underwriters. The Purchaser shall be a party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Purchaser.

     In connection with the preparation and filing of each registration statement registering the Shares and/or Issued Option Shares under the Securities Act pursuant to Section 12.1, the

Company shall give the Purchaser and the underwriters, if any, and each of their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Purchaser and such underwriters or their respective counsel, to conduct, prior to the effectiveness of such registration statement, a reasonable investigation within the meaning of the Securities Act.

     12.5 CONDITIONS TO REGISTRATION.

     The Purchaser's right to have the Shares and/or Issued Option Shares included in any registration statement filed by the Company in accordance with the provisions of this Section 12 shall be subject to the following conditions:

         12.5.1 the Purchaser shall be required to furnish the Company, in writing, in a timely manner with all information required by the applicable rules and regulations of the Commission concerning the proposed method of sale or other disposition of the Shares and/or Issued Option Shares, the identity of and compensation to be paid to any proposed underwriters to be employed in connection therewith, and such other information as may be reasonably requested by the Company to prepare and file properly such registration statement in accordance with applicable provisions of the Securities Act;

         12.5.2 if the Purchaser desires to sell and distribute the Shares and/or Issued Option Shares over a period of time, or from time to time, at then prevailing market prices, then the Purchaser shall execute and deliver to the Company such written undertakings as the

Company and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Securities Act and the Exchange Act;

         12.5.3 in the case of any underwritten offering on behalf of the Purchaser pursuant to the provisions of Section 12.1, above, the managing underwriters thereof shall be subject to the approval of the Company, such approval not to be delayed or unreasonably withheld; and

         12.5.4 in the case of any underwritten offering, the Purchaser shall provide representations and warranties which are normal and customary.

     12.6 INDEMNIFICATION. In the event of the registration of any of the Shares and/or Issued Option Shares under the Securities Act pursuant to the provisions hereof, the Company shall, to the extent permitted by law, indemnify and hold harmless the Purchaser, its directors, officers, agents, underwriter, and each other person, if any, who controls or is controlled by the Purchaser or any such underwriter within the meaning of the Securities Act (each such person being hereinafter sometimes referred to as an "indemnified person"), against any losses, claims, damages or liabilities, joint or several, to which such indemnified person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under which such Shares and/or Issued Option Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein (as such may be amended or supplemented), or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each such indemnified person for any legal or any other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such registration statement, such preliminary prospectus or such final prospectus (as such may be amended or supplemented), or any document incorporated by reference therein, in reliance upon and in conformity with written information furnished to the Company by such indemnified person specifically stating that it is for use in preparation thereof, or (ii) the indemnified person's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto to any purchaser. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of Shares and/or Issued Option Shares by the Purchaser.

         In the event of the registration of any of the Shares and/or Issued Option Shares under the Securities Act pursuant to the provisions hereof, the Purchaser shall, to the extent permitted by law, indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the registration statement, each underwriter, broker and dealer, if any, who participates in the offering and sale of such Shares and/or Issued Option Shares and any person, firm or corporation, if any, who controls or is controlled by the Company or any such underwriter, broker or dealer within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such director, officer, underwriter, broker, dealer or controlling or controlled person may become subject under the

Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement under which the Shares and/or Issued Option Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein (as such may be amended or supplemented), or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated by reference therein in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically stating that it is for use in the preparation thereof, and shall reimburse the Company, each such director, officer, underwriter, broker, dealer and controlling or controlled person for any legal or any other expenses reasonably incurred by the Company, such director, officer, underwriter, broker, dealer or controlling or controlled person in connection with investigating or defending any such loss, claim, damage, liability or action.

         Each party entitled to indemnification under this Section 12.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 12.6, except and to the extent the Indemnifying Party has been materially prejudiced as a consequence thereof. The Indemnifying Party shall be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such

Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and provided, further, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be a conflict of interest in counsel representing both the Indemnifying Party and such Indemnified Party, the Indemnified Party or Parties shall have the right to select one separate counsel on behalf of such Indemnified Party or Parties and the fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions with respect thereto) referred to above in this Section 12.6 or in Section 12.7, below, shall include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim (which shall be limited as provided in this Section 12.6 if the Company has assumed the defense of any such action in accordance with the provisions hereof). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Indemnification similar to that specified in the preceding provisions of this Section 12.6 (with appropriate modifications) shall be given by the Company to the Purchaser and by the Purchaser to the Company with respect to any required registration or other qualification of such Shares and/or Issued Option Shares under any federal or state law or regulation of governmental authority other than the Securities Act.

         In the event of any underwritten offering of Shares and/or Issued Option Shares under the Securities Act pursuant to the provisions of this
Section 12, the Company and the Purchaser agree to enter into an underwriting agreement, in standard form, with the underwriters.

     12.7 EXCHANGE ACT REGISTRATION. The Company covenants and agrees that until such time as the Purchaser no longer holds any of the Shares and/or any of the Issued Option Shares with respect to which any of its rights of registration provided for in this Section 12 shall continue, the Company shall:

         12.7.1 if required by law, subsequent to any registration of Ordinary Shares, including the Shares and/or the Issued Option Shares, under the Securities Act, maintain an effective registration statement (containing such information and documents as the Commission shall specify) under Section 12(g) of the Exchange Act with respect to the Ordinary Shares, and file on time such information, documents and reports as the Commission may require or prescribe for companies whose shares have been registered pursuant to said Section 12(g);

         12.7.2 if a registration statement with respect to the Ordinary Shares is, or is required to be maintained, effective under Section 12(b) or Section 12(g) of the Exchange Act, make, upon the request of the Purchaser, whatever other filings with the Commission or otherwise make generally available to the public such financial and other information as may be reasonably necessary in order to enable the Purchaser to be permitted to sell the registered Shares and/or Issued Option Shares pursuant to the provisions of Rule 144 or Rule 144A promulgated under the Securities Act (or any successor rule or regulation thereto or any statute hereafter adopted to replace or to establish the exemption that is now covered by said Rule 144 or Rule 144A); and

         12.7.3 upon the reasonable request of the Purchaser, deliver to the Purchaser a written statement as to whether it has complied with the requirements of this Section 12.7.

     12.8 Notwithstanding the foregoing, the Company shall not be required to effect registration under this Article 12 if counsel for the Company, reasonably acceptable to the Purchaser, shall deliver an opinion reasonably acceptable to the Purchaser that, pursuant to Rule 144 under the Securities Act or otherwise, Purchaser can publicly sell the Shares and/or the Issued Option Shares as to which registration has been requested without registration under the Securities Act and without any limitation with respect to offerees, manner of offering, timing of the offering, selling price or the size of the transaction.

13. SURVIVAL AND INDEMNIFICATION.

     13.1 NATURE AND SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the statements made by the Company and/or each of the Sellers and/or the Purchaser and/or Argotec herein or in any Schedule or Exhibit hereto shall be deemed representations and warranties hereunder and shall be true and correct as of the date hereof and in the case of representations and warranties being certified by the Company and Argotec, as of the Option Closing under Section
11.1. Except for the representations and warranties contained in Sections 3.2, 3.3, 4.1, 4.2, 5.1 and 5.2 which shall survive indefinitely, the representations, warranties, covenants and agreements of each of the Company, each Seller, Argotec, and the Purchaser set forth in or made pursuant to this Agreement shall terminate on the Closing Date; provided, however, if the Option shall have been exercised, the representations and warranties of the Company and Argotec recertified pursuant to Section 11.1 shall terminate twelve months after the Option Closing.

     13.2 INDEMNIFICATION. Each Seller, severally in respect of representations and warranties in Section 4.1 and 4.2 hereof, the Company with respect to the representations and warranties in Sections 3.2 and 3.3 hereof, Argotec with respect to the representations and warranties in Sections 3.2, 3.3, 5.1 and 5.2, agree to indemnify, defend and hold harmless the Purchaser and its directors, officers, agents and representatives from, against and with respect to any and all claims, demands, actions or causes of action, damages, losses, liabilities, obligations, assessments, costs, fees, penalties, interest, fines and expenses (including reasonable attorneys' fees) which the Purchaser may suffer or incur as a result of an inaccuracy in, or a breach of, any of the representations, warranties, covenants or agreements of the Company or any of the Sellers set forth in or made pursuant to this Agreement.

     13.3 SECTION ( ) 96 OF THE ISRAELI COMPANIES ORDINANCE. In the event that this Agreement, the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended, (hereinafter collectively referred to in this Section 13.3 as the "Other Agreements") and the transactions contemplated hereby and thereby are approved by a majority of the votes of the Company's shareholders present at the vote, but (i) such majority does not include at least one-third of the votes of the "disinterested shareholders" present at the vote (as defined in Section ( ) 96 of the Companies Ordinance),
(ii) an action is filed (other than by or on behalf of the Purchaser, Argotec or any Seller), inter alia, for an injunction or other similar relief with a court of competent jurisdiction in Israel or the United States during the period commencing on the Closing Date and ending on the 180th day following the Closing Date and such court or another court of competent jurisdiction in Israel or in the United States shall have issued an injunction or other relief, whether temporary or permanent, precluding the execution of any of the transactions contemplated hereby, or part of them, on the basis, inter alia, that this Agreement and the Other Agreements or any of them were not approved in accordance with Section ( ) 96 of the Companies Ordinance (where no basis is stated in the decision granting or sustaining the injunction or other relief but the claims made in the application to grant it included a claim that this Agreement and the Other Agreements or any of them were not approved in accordance with Section ( ) 96 of the Companies Ordinance, the relief shall be regarded as having been issued on such basis) and (iii) said injunction or other relief shall not have been removed within 60 days of the issuance thereof (such 60th day being referred to as the "Put Effective Date"), then the Purchaser shall have the option, for a period of thirty days from the Put Effective Date, to sell to Argotec and to require Argotec to purchase on a one-time basis all of the Ordinary Shares acquired by Purchaser hereunder (the "Purchaser's Shares") for the Purchase Price. Such put option shall be exercised by delivering written notice to Argotec during such 30-day period informing Argotec of Purchaser's intention to exercise such put option. Argotec shall complete the purchase of the Purchaser's Shares within thirty days of receipt of such written notice. Upon the exercise and full execution of the put option, this Agreement, except for Section 14 and the representations and warranties specified therein as surviving indefinitely, shall be regarded as having been rescinded, as shall the Pledge Agreement. Similarly, during the thirty (30) day period from the closing of the put option, the Purchaser and the Company shall have the option to rescind the License Agreement and the Joint Development

Agreement. The rescission shall be accomplished by delivering written notice to the Purchaser or Company, as the case may be, during such 30-day period informing the Company or the Purchaser, as the case may be, of the Company's or the Purchaser's, as the case may be, intention to rescind. Within thirty (30) days after such rescission, the Company will be obligated to restore any sums received by it from the Purchaser in accordance with the License Agreement and the Joint Development Agreement and to pay such damages as may be necessary to restore the Purchaser to its position had it not negotiated, concluded and partially executed such Agreements.

14. MISCELLANEOUS.

     14.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel.

     14.2 LANGUAGE. The parties hereto agree that all transactions pursuant to this agreement shall be conducted in the English language. All oral and written correspondence between the parties hereto shall be presented in the English language.

     14.3 ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the International Arbitration Association as at present in force. The appointing authority shall be the President of the London Court of International Arbitration ("LCIA") and LCIA shall appoint three lawyers as arbitrators. The arbitration shall take place in London, England. The language of the arbitration shall be in English.

     14.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal assigns. This Agreement is not assignable except by operation of law, except that Purchaser may assign its rights hereunder to any affiliate of the Purchaser.

     14.5 ENTIRE AGREEMENT. The Confidentiality Agreement between the Company and the Purchaser executed in the second quarter of 1997, this Agreement, the Pledge Agreement, the Exhibits and Schedules hereto, the License Agreement, the Joint Development Agreement and the Registration Rights Agreement, as Amended, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     14.6 SEPARABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     14.7 AMENDMENT AND WAIVER. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof waived, only by a written instrument signed by the Purchaser, the Company, Argotec and the Sellers or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     14.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) ten days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) two days after deposit with a recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof, to the Purchaser at the address set forth on the signature page hereof, to each Seller or Argotec at the address set forth on Schedule I or at such other address as the Company, the Purchaser, Argotec or any Seller may designate by ten days advance written notice to the other parties hereto.

     14.9 EXPENSES. Each party hereto shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

     14.10 CURRENCY. Any and all payments made hereunder shall be in United States Dollars.

     14.11 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     14.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     14.13 BROKER'S FEES. Except for Broadview Associates on behalf of the Purchaser, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

     14.14 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

          "Knowledge" shall mean, with respect to a Person, actual knowledge after reasonable investigation, including the knowledge of such Person's officers and employees with responsibility for the particular matters to which referred.

          "Material Adverse Change" shall mean an occurrence, event or development which has had or is reasonably likely to have a Material Adverse Effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

CINCINNATI BELL INFORMATION             CINCINNATI BELL INFORMATION SYSTEMS INC.
SYSTEMS INC.
600 Vine Street, P. O. Box 1638         By:
Cincinnati, Ohio  45201                     -----------------------------------
                                        Name:
Attn: Tom Smaldone                           ----------------------------------
President, Cable and Broadband          Title:
Solutions Group                               ---------------------------------
Copy To:  Roy T. Heggland
Sr. Vice President & General
Counsel

WIZTEC SOLUTIONS LTD.                   WIZTEC SOLUTIONS LTD.
8 Maskit Street
Herzlia, 46766 ISRAEL
Attn:  Yaron Polak                      By:
President & CEO                             -----------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                        ------------------------------------
                                        Shai Beilis

                                        ------------------------------------
                                        Dan Goldstein

                                        ------------------------------------
                                        Gad Goldstein

                                        ------------------------------------
                                        Yaron Polak

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.


                                       CINCINNATI BELL INFORMATION SYSTEMS INC.
CINCINNATI BELL INFORMATION
SYSTEMS INC.
600 Vine Street, P. O. Box 1638        By: __________________________________
Cincinnati, Ohio  45201                Name: ________________________________
                                       Title: _______________________________

Attn: Tom Smaldone
President, Cable and Broadband
Solutions Group
Copy To:  Roy T. Heggland
Sr. Vice President & General Counsel

WIZTEC SOLUTIONS LTD.                  WIZTEC SOLUTIONS LTD.
8 Maskit Street
Herzlia, 46766 ISRAEL
Attn:  Yaron Polak                     By: __________________________________
President & CEO                        Name:_________________________________
                                       Title:________________________________

                                       ARGOTEC LTD.
                                       By: __________________________________
                                       Name:_________________________________
                                       Title:________________________________

                                        Sellers - see attached signature page

                                     SELLERS
                                     -------


----------------------------                   ----------------------------
Dan Goldstein                                  Gilad Cohen


----------------------------                   ----------------------------
Gad Goldstein                                  Haim Morad


----------------------------                   ----------------------------
Riki Allon                                     Gur Shomron


----------------------------                   ----------------------------
Yaron Polak                                    Shai Beilis

                                   SCHEDULE I

Sellers                                        Number of Ordinary Shares Sold
-------                                        ------------------------------

Haim Morad                                                   8,000

Gur Shomron                                                  15,000

Rivka Allon                                                  19,000

Gilad Cohen                                                  19,000

Yaron Polak                                                  70,000

Shai Beilis                                                 119,000

Gad Goldstein                                               160,000

DAN GOLDSTEIN                                               360,000
-------------                                               -------
Total                                                       770,000

                                   SCHEDULE II

The Company is presently hiring and plans to continue to hire in the future three long-term full time independent contractors:

1.        Yossi Sharfi
2.        Galit Lior
3.        Amihai Weisman

                     INDEX OF OMITTED EXHIBITS AND SCHEDULES

Schedule 3.1      Schedule Regarding Organization and Qualification
Schedule 3.6.1    Schedule Regarding Agreements; Action
Schedule 3.6.2    Schedule Regarding Agreements; Action
Schedule 3.7      Schedule Regarding Obligations to Related Parties
Schedule 3.8.2    Schedule Regarding Resignation or Termination of
                   Officers/Employees
Schedule 3.10     Schedule Regarding Patents and Trademarks
Schedule 3.22     Schedule Regarding Insurance
Schedule 3.26     Schedule Regarding Directors and Officers
Schedule 4.1      Schedule Regarding Title to Sellers' Shares
Exhibit A         Marketing and License Agreement
Exhibit B         Joint Development Agreement
Exhibit C         Opinion of Goldfarb, Levy, Eran & Co.
Exhibit D         Amended and Restated Registration Rights Agreement
Exhibit E         Pledge Agreement
Exhibit F         Opinion of General Counsel of Cincinnati Bell Information
                   Systems Inc.